EXHIBIT 1

                                                     CHARTER AND BYLAWS


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                               SECRETARY OF STATE
                                 STATE OF NEVADA

                                CORPORATE CHARTER

I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that AMERICAN COMMUNICATIONS ENTERPRISES, INC. did on October 29, 1998 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.


                           IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office, In Carson City, Nevada, on October 29, 1998.


                               Secretary of State

                             BY
                               Certification Clerk



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        FILED
                              IN THE OFFICE OF ThE
                            SECRETARY OF STATE OF THE
  STATE OF NEVADA
                                    ARTICLES OF INCORPORATION OF
   OCT 2 9 1998
                             AmericanCommunicationsEnterprises,lnc.

THE UNDERSIGNED PERSON, acting as Incorporator of a corporation under the provisions of the Nevada General Corporation Law, adopts the following Articles of Incorporation:

FIRST. The name of the corporation is:

American Communications Enterprises, Inc.

         SECOND. The street address of the corporation's resident agent and the principal or statutory address of this corporation in the State of Nevada shall be:

                         CORPORATE SERVICE CENTER, INC.
                           1475 Terminal Way, Suite E
                          Reno, Washoe County, NV 89502

         This corporation may maintain an office, or offices, in such other place or places within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the bylaws of said corporation, and that this corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of directors and stockholders, outside the State of Nevada as well as within the State of Nevada.

         THIRD. The corporation shall have unlimited power to engage in and do any lawful act concerning any or all lawful business for which corporations may be organized under the Law and not limited by the Statutes of Nevada, or any other state in which it conducts its business.

          FOURTH. That the total number of voting common stock authorized that may be issued by the corporation is TWENTY FIVE THOUSAND (25,000) shares of stock with NO par value, and no other class of stock shall be authorized. Said shares may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

         FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such mariner as shall be provided by the bylaws of this corporation, providing that the number of directors shall not be reduced to less than one (I). The name and post office address of the first Board of Directors, which shall be one (1) in number, shall be listed as follows:

                                TREVOR C. ROWLEY
                           1475  Terminal Way, Suite E Reno, NV 89502.

         SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows:

                              TREVOR C. ROWLEY
                           1475  Terminal Way, Suite E Reno, NV 89502.




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     EIGHTH. The corporation is to have perpetual existence.

    NINTH. Anv corporate officer, director, or shareholder of this corporation shall not, in the absence of fraud, be prohibited from dealing with this corporation either as vendor, purchaser or otherwise. A pecuniary interest in anv transaction by any such director, shareholder or officer shall not disqualify him in any way from acting in his corporate capacitv. No director nor officer, nor any firm, association, or corporation of which he shall be a member, or in which he may be pecuniarily interested in any manner be disqualified from dealing with the corporation as a result of the association. No director nor officer, nor any firm, association, or corporation with which he is connected as aforesaid shall be liable to account to this corporation or its shareholders for any profit realized by him from or though any such transaction or contract, it being the express purpose and intent of the Article to permit this corporation to buy from, sell to, or otherwise deal with the partnerships, firms, or corporations of directors and officers of the corporation, or any one or more of them who may have pecuniary interest, and the contracts of this corporation, in the absence of fraud, shall not be void or voidable or affecting in any manner by reason of such position. Furthermore, directors of this corporation may be counted for a quorum of the Board of Directors of this corporation at a meeting even thou-h they may be pecuniarily interested in matters considered at a meeting; any action taken at such a meeting with reference to such matters by a majority of the disinterested directors shall not be void or voidable by this corporation in the absence of fraud.

         TENTH. No director or officer of the corporation shall be personally liable to the corporation or any of its stock-holders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer, however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

         ELEVENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. F,'THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this Wednesday, October 28, 1998.

STATE OF NEVADA
S S : WASHOE COUNTY

         On this Wednesday, October 28, 1998, in the City of Reno., before me, the undersigned, a Notary Public in and for Washoe County, State of Nevada, personally appeared TREVOR C. ROWLEY, known to me to be the person whose name is subscribed to the foregoing document and acknowledged to me that he executed the same.

Notary Public



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                          CERTIFICATE OF ACCEPTANCE OF
                          APPOINTMENT BY RESIDENT AGENT


1. CORPORATE SERVICE CENTER, INC. hereby accepts the appointment as Resident Agent of American Communications Enterprises, Inc.

2.The Resident Agent, CORPORATE SERVICE CENTER, INC., certifies that it is a domestic corporation whose business office is identical with the registered office.

3. CORPORATE SERVICE CENTER, INC. certifies that it knows and understands the duties of a Resident Agent as set forth in the General Corporation Law of Nevada.


DATED this Wednesday, October 28, 1998.

                         CORPORATE SERVICE CENTER, INC.


                         By:
                         TREVOR V. ROWLEY /
                         Vice President





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                                   BY-LAWS OF
                    American Communications Enterprises, Inc.
                              a Nevada Corporation

ARTICLE MEETINGS OF STOCKHOLDERS

                                         ANNUAL MEETFNG
 Section 1. The annual meeting of the Stockholders of this corporation shall be held at the Nevada offices of the Corporation on November 12 at 9:00 am each and every year, or at such other places and times as the directors shall from time to time determine. The purpose of this meeting shall be for the election of directors and such other business as may properly come before said meeting. Notice of the time, place an object of such meeting shall be given by publication thereof by serving personally or by mailing at least ten (10) days prior to such meeting, postage prepaid, a copy of such notice, addressed to each stockholder at his residence or place of business, as the same shall appear on the books of the corporation. No business other than that stated in such notice shall be transacted at such meeting without the unanimous consent of all the stockholders thereat, in person or by proxy.

                                SPECIAL MEETINGS
Section 2. Special meetings of stockholders, other than those regulated by statute, may be called at any time by the president or by a majority of the directors. It shall also be the duty of the president to call such meetings whenever requested to do so by the holder or holders of the majority share of the capital stock of the corporation. A notice of every meeting stating the time, place and object thereof, shall be given by mailing, postage prepaid, at least ten (10) days before such meeting, a copy of such notice addressed to each stockholder at his post office address as the same appears on the books of the corporation.

                                               QUORUM
Section 3.At all meetings of the stockholders, there shall be present, either in person or by proxy, stockholders owning FIFTY ONE PERCENT (51%) of the capital stock of the corporation in order to constitute a quorum. If a quorum is not present, the stockholders present in person or by proxy may adjourn to such future time as shall be agreed upon by them, and notice of such adjournment shall be mailed, postage prepaid, to each stockholder at least ten (10) days before such adjourned meeting but if a quorum is present, they may adjourn from day to day as they see fit, and no notice of such adjournment need be given.

                                        VOTING CAPACITY
Section 4. At all meetings of the stockholders, each stockholder shall be entitled to one vote for each share of stock in his own name on the books of the corporation, whether represented in person or by proxy. All proxies shall be in writing and signed.



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                               ORDER OF BUSFNESS
Section 5. At all meetings of stockholders the following shall be the order of business so far as practicable:

     1. Calling the roll
     2. Reading, correcting,and approving of the minutes of the previous meeting
     3. Reports of officers 4. Reports of committees 5. Unfinished business 6. New business 7. Election of directors 8. Miscellaneous business


ARTICLE 11. DIRECTORS


                                               ELECTION
         Section 1. The board of directors of this corporation, consisting of a least one (1) person, shall be elected for the term of one year at the annual meeting of stockholders, except as hereinafter otherwise provided For-filling vacancies. The directors shall be chosen by a majority vote of the stockholders, voting either in person or by proxy, at such annual election.

                                             VACANCIES
Section 2. Vacancies in the board of directors, occurring during the year, shall be filled for the unexpired term by a majority vote of the remaining directors at any special meeting called for that purpose, or at any regular meeting of the board.

                      DEATH OR RESIGNATION OF ENTIRE BOARD
         Section 3. In case the entire board of directors shall die or resign, any stockholder may call a special meeting in the same manner that the president may call such meetings, and directors for the unexpired term may be elected at such special meeting in the manner provided for their election at annual meetings.

                                   RULES AND REGULATIONS
Section 4. The directors shall have the general control and management of the business and affairs of the company and shall exercise all the powers that may be exercised or performed by the corporation. The board of directors may adopt such rules and regulations for the conduct of their meetings and management of the affairs of the corporation as they may deem proper, not inconsistent with the laws and statutes of the state of Nevada, the articles of incorporation, or these bylaws. Such management will be by majority vote of the board of directors with each director having an equal vote.

                                         TIME OF MEETING
Section 5. The board of directors shall meet regularly at 9:00 am on November 11 of each and every year, at the office of the company at Reno, Nevada, or at such other places and times as the board of directors shall by resolution appoint. On the request of the president or any director, the secretary shall call a special meeting of the board. The secretary shall give each director at least ten (10) days prior


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notice of such meeting.  Special meetings may also be called by execution of the appropriate waiver of notice as contained in Article VI of these bylaws.

                                            RESOLUTIONS
Section 6. A resolution, in writing, signed by all or a majority of the members of the board of directors, shall constitute action by the board of directors to the effect therein expressed, with the same force and effect as though such resolution had been passed at a duly convened meeting and it shall be the duty of the secretary to record every such resolution in the Minute Book of the corporation under its proper date.

                                            COMMITTEES
         Section 7. All committees shall be appointed by the board of directors. The directors may, by majority resolution, designate one or more committees with a director or directors to manage the business or any aspect of the business and to have full powers.

ARTICLE 111. OFFICERS
         Section 1. The officers of this corporation shall consist of a president, one or more vice-presidents, secretary, treasurer, resident agent and such other officers as shall be elected or appointed by the board of directors. The salaries of such officers shall be fixed by the board of directors and may be changed from time to time by a majority vote of the board. Each officer shall serve for a term of one (1) year or until their successors are chosen and qualified. Officers may be reelected or reappointed for successive annual terms. Additional officers elected or appointed by the board of directors shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be deten-nined by the board of directors.

                                   DUTIES OF THE PRESIDENT
         Section 2. The president shall preside at all meetings of the board of directors, and shall act as temporary chairman at, and call to order all meetings of the stockholders. The president shall sign or countersign all certificates, contracts and other instruments of the corporation as authorized by the board of directors. The president shall have general management of the affairs of the corporation, subject to the board of directors, and shall perform all duties as are incidental to his office or are required of him by the board of directors.

                                  DUTIES OF VICE-PRESIDENT
         Section 3. The vice-president shall, in the absence or incapacity of the president, perform the duties of the president and shall have such powers and such duties as may be assigned to him by the board of directors.

                                  DUTIES OF THE SECRETARY
Section 4. The secretary shall keep the minutes of the board of directors, and also the minutes of the meetings of stockholders he shall attend to the giving and serving of all notices of the company, shall have charge of the books and papers of the corporation and shall make such reports and perform such other duties as are incidental to his office and

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